                                                                    Exhibit 11.2

                   SOFTWARE SPECTRUM, INC. AND SUBSIDIARIES
            COMPUTATION OF FULLY-DILUTED EARNINGS (LOSS) PER SHARE
                                 (Unaudited)


                                                        Three Months Ended                     Six Months Ended
                                                           September 30,                         September 30,
                                                    ----------------------------          ----------------------------
                                                       1996              1995                1996              1995
                                                    ---------         ----------          ---------         ----------
Net income (loss)                                   $(533,000)        $1,788,000          $(789,000)        $3,403,000
                                                    =========         ==========          =========         ==========
Shares as adjusted:
 Average number of shares
   outstanding                                      4,288,277          4,195,712          4,275,903          4,186,938
 Incremental shares
   from outstanding stock
   options as determined
   under the treasury stock
   method, using the higher
   of ending or average
   market price                                          -- *             96,730               -- *             83,732
                                                    ---------         ----------          ---------         ----------
Shares as adjusted                                  4,288,277          4,292,442          4,275,903          4,270,670
                                                    =========         ==========          =========         ==========
Fully-diluted earnings (loss) per share               $  (.12)            $  .42            $  (.18)            $  .80
                                                    =========         ==========          =========         ==========


* No incremental shares from outstanding stock options are included as they would be anti-dilutive.


                                      21